UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     January 30, 2006

MID-STATE BANCSHARES

(Exact Name of registrant as specified in its charter)

California	000-23925	77-0442667
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1026 East Grand Avenue, Arroyo Grande, CA		93420
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code    (805) 473-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications Pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

Item 2.02 – Results of Operations and Financial Condition.

On January 30, 2006, Mid-State Bancshares reported diluted earnings of $1.61 per share for the year ended December 31, 2005, a 9.5% increase over the $1.47 earned one year earlier.  Net income for the full year was $37.5 million, a 6.8% increase over the $35.1 million earned in the like 2004 period.  For the three months ended December 31, 2005, diluted earnings were $0.41 per share on net income of $9.4 million compared to $0.40 per share on the same level of net income in the 2004 period.

Please refer to the Press Release dated January 30, 2006, attached hereto and made a part hereof.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 - Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description
99	Press Release announcing fourth quarter earnings – dated January 30, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant:

MID-STATE BANCSHARES

Date: January 30, 2006	By:	/s/ James W. Lokey
James W. Lokey
President
Chief Executive Officer

	By:	/s/ James G. Stathos
James G. Stathos
Executive Vice President
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99	Press Release announcing fourth quarter earnings – dated January 30, 2006